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                     COHEN & STEERS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

INTRODUCTION

This Code of Ethics shall apply to all directors, officers and employees of Cohen & Steers Capital Management, Inc., and of each of its subsidiaries and affiliates.

FOR PURPOSES OF THIS CODE:

(a) "Access Person" means any director, officer or employee of Cohen & Steers Capital Management, Inc., and of each of its subsidiaries or affiliates ("Cohen & Steers").

(b) Purchase or sale of a security includes, among other things, the writing of any option to purchase or sell a security or any transaction by reason of which a person acquires or disposes of any direct or indirect ownership in a security.

(c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when a person seriously considers making such a recommendation.

THIS CODE APPLIES TO ALL TRANSACTIONS (OTHER THAN BONA FIDE CLIENT TRANSACTIONS) IN ALL ACCOUNTS IN WHICH AN ACCESS PERSON MAY EXERCISE CONTROL OR HAS A BENEFICIAL INTEREST. UPON DISCOVERING A VIOLATION OF THIS CODE, THE CHAIRMAN OR PRESIDENT MAY IMPOSE SUCH SANCTIONS AS DEEMED APPROPRIATE, INCLUDING A LETTER OF CENSURE OR SUSPENSION OR EVEN TERMINATION OF THE EMPLOYMENT OF THE VIOLATOR. FURTHER, ANY PROFITS REALIZED IN CONNECTION WITH A VIOLATION OF THIS CODE WILL BE REQUIRED TO BE DISGORGED.

PROHIBITED TRANSACTIONS

The following transactions are prohibited, except as provided for below:

(a) No Access Person shall purchase or sell any security that the Access Person knew or reasonably should have known is being or has been considered for purchase or sale for a Client, or is being purchased or sold by a Client.




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(b) No Access Person shall purchase or sell any security issued or guaranteed by a real estate investment trust or other company engaged in the real estate business (as defined below), except that an Access Person may invest in shares of Cohen & Steers Realty Shares, Inc., Cohen & Steers Institutional Realty Shares, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc. and, with the written prior approval of a Co-Chairman and Co-Chief Executive Officer, the President or the Chief Operating Officer, shares of Cohen & Steers Advantage Income Realty Fund, Inc., Cohen & Steers Quality Income Realty Fund, Inc., Cohen & Steers Premium Income Realty Fund, Inc., Cohen & Steers Total Return Realty Fund, Inc., Cohen & Steers REIT and Preferred
Income Fund, Inc. and Cohen & Steers REIT and Utility Income Fund, Inc. (See Attachment A).

(c) No Access Person shall sell any shares of Cohen & Steers Realty Shares, Inc., Cohen & Steers Institutional Realty Shares, Inc., Cohen & Steers Equity Income Fund, Inc. or Cohen & Steers Special Equity Fund, Inc. without the prior written approval of one of the following persons: a Co-Chairman and Co-Chief Executive Officer, the President or the Chief Operating Officer. No such sale of shares shall be approved unless the shares have been held for the requisite period of time, which in the case of Cohen & Steers Realty Shares, Inc., Cohen & Steers Institutional Realty Shares, Inc. and Cohen & Steers Equity Income Fund, Inc. shall be six months, and in the case of Cohen & Steers Special Equity Fund, Inc. shall be twelve months. This restriction shall not apply to non-volitional sales or the sale of shares acquired through the automatic reinvestment of dividends.

(d) No Access Person shall purchase or sell any preferred security (as defined below).

(e) No Access Person shall purchase or sell any taxable fixed income security, except those taxable fixed income securities commonly labeled as money market instruments, unless the Access Person obtains the prior written approval of one of the following: a Co-Chairman and Co-Chief Executive Officer, the President or the Chief Operating Officer. Money market instruments include (i) obligations issued by the U.S. Government, and its agencies and instrumentalities, with remaining maturities of one year or less; (ii) commercial paper; (iii) bank certificates of deposit; (iv) bankers' acceptances; (v) bank time deposits, (vi) corporate notes; (vii) repurchase agreements with maturities of one year or less; and (viii) any such other taxable fixed income security approved by a Co-Chairman and Co-Chief Executive Officer.

(f) No Access Person shall purchase or sell any equity security of any company engaged in the "utility business" (as defined below) unless the Access Person obtains the prior written approval of one of the following: a Co-Chairman and Co-Chief Executive Officer, the President or the Chief Operating Officer.

(g) No Access Person shall purchase any security issued in an initial public offering.


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(h) No Access Person shall purchase any security issued in a private placement unless a Co-Chairman and Co-Chief Executive Officer approves the transaction in advance. In determining whether or not to grant approval, the Co-Chairman and Co-Chief Executive Officer will consider whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered by virtue of the Access Person's position with Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision. Any Access Person who has been authorized to acquire securities in a private placement must disclose the investment to a Co-Chairman and Co-Chief Executive Officer if the Access Person is involved in any subsequent consideration of an investment in the issuer, and these investment decisions will be subject to independent review by investment personnel with no personal interest in the issuer.

(i) No Access Person shall execute any securities transaction on a day during which any Client has a pending buy or sell order in that same security until that order is executed or withdrawn. Furthermore, no Access Person shall buy or sell a security within seven calendar days before or after a Client trades in that security.

(j) No Access Person shall receive any gift in violation of the Cohen & Steers Business Ethics Policies.

(k) No Access Person shall serve on the board of directors of a publicly traded company, unless approved in advance by a Co-Chairman and Co-Chief Executive Officer. This authorization will be provided only if the Co-Chairman and Co-Chief Executive Officer concludes that service on the board would be consistent with the interests of Clients. Access Persons who have received this approval shall not trade for a Client or their own account in the securities of the company while in possession of material, non-public information ("Inside Information"). Cohen & Steers' Inside Information Policy and Procedures provide further details on the obligations of Access Persons concerning Inside Information.

EXEMPTED TRANSACTIONS

The prohibitions of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence (including any account that is managed on a discretionary basis by a person other than the Access Person and with respect to which the Access Person does not in fact influence or control the transactions).

(b) Purchases or sales that are non-volitional on the part of either the Access Person or a Client.


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(c) Purchases that are part of an automatic dividend reinvestment plan.

(d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent these rights were acquired from the issuer, and sales of rights so acquired.

(e) Purchases or sales that receive the prior approval of a Co-Chairman and Co-Chief Executive Officer of Cohen & Steers (such approving officer having no personal interest in such purchases or sales) because they: (i) are only remotely potentially harmful to any Client account, (ii) would be very unlikely to affect a highly institutional market, or (iii) clearly are not related economically to the securities to be purchased, or sold or held on behalf of a Client or (iv) are a result of the sale of securities that were acquired prior to February 1995 (and such person was an employee of Cohen & Steers Capital Management, Inc. prior to February 1995) or acquired prior to the time a person became an employee of Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision.

REPORTING

(a) Every Access Person shall report all transactions in any security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to report transactions effected for any account over which the Access Person does not have any direct or indirect influence or control. Access Persons are not required to report transactions in open-end investment companies except for transactions in Cohen & Steers Realty Shares, Inc., Cohen & Steers Institutional Realty Shares, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc.

(b) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     (i) the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares, and the principal amount of the security involved;

     (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (iii) the price at which the transaction was effected;

     (iv) the name of the broker, dealer or bank with or through whom the transaction was effected;


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     (v) with respect to any account established by the Access Person during the quarter, the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established; and

     (vi) the date the report is submitted.

(c) Any report may contain a statement that the report shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

(d) Every Access Person must provide a list of all personal securities holdings (including shares of Cohen & Steers Realty Shares, Inc., Cohen & Steers Institutional Realty Shares, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc.) no later than 10 days after commencement of employment ("Initial Holdings Report") and no later than 30 days after the beginning of each year ("Annual Holdings Report") thereafter (see Attachment B). Both the Initial Holdings Report and Annual Holdings Report also shall provide the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Each Annual Holdings Report must provide information that is current as of a date no more than 30 days before the report is submitted. Both the Initial Holdings Report and the Annual Holdings Report shall state the date the report is submitted by the Access Person.

(e) The Applicant's compliance administrator and general counsel shall be responsible for reviewing all quarterly securities transaction reports, the Initial Holdings Report and the Annual Holdings Report, and shall report to the Co-Chairmen and Co-Chief Executive Officers all potential violations of this Code of Ethics. The Co-Chairmen and Co-Chief Executive Officers, in consultation with the general counsel, shall determine the appropriate response to any violation.

(f) All Access Persons must certify on the attached form initially and annually thereafter that they have read and understand this Code of Ethics and that they recognize that they are subject to the provisions of this Code. Furthermore, all Access Persons must certify annually that they have complied with the requirements of the Code of Ethics and that they have reported all personal securities transactions and accounts required to be reported pursuant to the Code.

FUND BOARD APPROVAL AND REPORTING

The Board of Directors of each Cohen & Steers Fund, including a majority of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940), must approve this Code and any material changes to the Code. This approval shall be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the Investment Company Act of 1940. In connection with this approval, Cohen & Steers


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shall provide a certification to the Board that Cohen & Steers has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Cohen & Steers shall furnish annually to the Directors a written report (i) describing any issues arising under the Code of Ethics and related supervisory procedures, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (ii) certifying that Cohen & Steers has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code.

ADDITIONAL DEFINITIONS

(a) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

(b) "Security" shall have the meaning set forth in Section 2(a) (36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies (but shall include shares of Cohen & Steers Realty Shares, Inc., Cohen & Steers Institutional Realty Shares, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc.).

(c) A company is engaged in the "real estate business" if it derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or has at least 50% of its assets in such real estate. Any questions as to whether a company is engaged in the real estate business should be referred to the Chairman or President.

(d) "Preferred securities" include not only securities that are labeled as "preferred stock" or "preferred securities," but other securities known as "Hybrid-preferred securities." Hybrid-preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. Hybrid-preferred securities are typically issued with a final maturity date, although some are perpetual in nature. Many hybrid-preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. Within the category of hybrid-preferred securities are senior debt instruments that trade in the broader preferred securities market. These debt instruments, which are sources of long-term capital for the issuers, have structural features similar to preferred stock, such as maturities ranging from 30 years to perpetuity, call features, exchange


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listings and the inclusion of accrued interest in the trading price. Any questions as to whether a security is a "preferred security" within the meaning of this Code of Ethics should be referred to a Co-Chairman and Co-Chief Executive Officer, the President or the Chief Operating Officer.

(e) A company is engaged in the "utility business" if it derives at least 50% of its revenues from, or has at least 50% of its assets committed to, (i) the generation, transmission, sale or distribution of electric energy; (ii) the distribution, purification and treatment of water; (iii) the provision of sewage management, treatment or other sanitary services; (iv) the production, transmission or distribution of natural gas; (v) the provision of products, services and equipment for infrastructure operations, such as airports, toll roads and municipal services; (vi) the provision of pollution control or abatement services; or (vii) the provision of communications services, including cable television, satellite, microwave, radio, telephone and other communications media. Any questions as to whether a company is engaged in the utility business within the meaning of this Code of Ethics should be referred to a Co-Chairman and Co-Chief Executive Officer, the President or the Chief Operating Officer.


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                                  Attachment A

                       Authorization to Purchase and Sell

                  COHEN & STEERS TOTAL RETURN REALTY FUND, INC.
                COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.
                 COHEN & STEERS QUALITY INCOME REALTY FUND, INC.
                 COHEN & STEERS PREMIUM INCOME REALTY FUND, INC.
               COHEN & STEERS REIT AND PREFERRED INCOME FUND, INC.
                COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.
                    COHEN & STEERS SELECT UTILITY FUND, INC.
                                       and
                         TAXABLE FIXED-INCOME SECURITIES
                               UTILITY SECURITIES

                              Authorization to Sell

                     COHEN & STEERS EQUITY INCOME FUND, INC.
                COHEN & STEERS INSTITUTIONAL REALTY SHARES, INC.
                       COHEN & STEERS REALTY SHARES, INC.
                    COHEN & STEERS SPECIAL EQUITY FUND, INC.

Name:

-----------------------------------------------------------
                                             Fund/Corporate
Approximate                                    Issuer and
  Date of     Purchase/   Shares/Principal   Description of
Transaction     Sale            Value           Security
-----------------------------------------------------------


-----------------------------------------------------------

     [_] I hereby authorize the above listed transaction.


                                                         -----------------------
                                                         CO-CHAIRMAN and CO-CEO;
                                                         PRESIDENT; or
                                                         CHIEF OPERATING OFFICER

                                                         -----------------------
                                                         DATE

This authorization is valid for 3 business days after the date of authorized signature.




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                                  Attachment B

                     COHEN & STEERS CAPITAL MANAGEMENT, INC.
                Certification of Personal Securities Transactions
                     and Compliance With The Code of Ethics

     I hereby certify that I have received, read and understand the Cohen & Steers Code of Ethics. Furthermore, I understand that I am subject to the Code of Ethics and that any failure to follow the Code could subject me to discipline, including the possible termination of my employment with Cohen & Steers.

     I further certify that, for the preceding calendar year, I have complied with the requirements of the Code of Ethics in effect for the year and that I have reported all personal securities transactions, holdings and accounts required to be reported pursuant to this Code.

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Name


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Signature

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Date